SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2004

Duraswitch Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-15069 (Commission File Number)	88-0308867 (IRS Employer Identification No.)

234 South Extension Road
Mesa, Arizona 85210
(Address of principal executive offices)

(480) 586-3300
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure
Item 12. Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 5. Other Events and Regulation FD Disclosure

     On April 22, Duraswitch Industries Inc., announced an agreement to acquire Active Recognition Technologies, Inc., a privately held developer of license plate and vehicle recognition software. A copy of the press release is filed under this Item 5 as exhibit 99.1

Item 12. Results of Operations and Financial Condition.

     On April 28, 2004, Duraswitch Industries, Inc. reported its first quarter 2004 financial results. A copy of the press release is furnished under this Item 12 as exhibit 99.2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Duraswitch Industries, Inc. (Registrant)

	By:	/s/ Robert J. Brilon
Date: April 28, 2004		Robert J. Brilon President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (Principal Executive, Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description:
99.1	Press release dated April 22, 2004
99.2	Press release dated April 28, 2004